UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2018 (September 26, 2018)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2018, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), and the Company entered into a First Supplement to Uncommitted Master Note Facility (the “AIG Supplement”) with AIG Asset Management (U.S.), LLC (“AIG”) and the institutional investors named therein in connection with the private placement of $100 million aggregate principal amount of its 4.32% senior unsecured notes, due September 26, 2030 (the “Series A Notes”) pursuant to that certain Uncommitted Master Note Facility dated as of August 3, 2017 (the “AIG Master Note Facility”), among the Operating Partnership, the Company and AIG.

On September 26, 2018, the Operating Partnership and the Company also entered into a First Supplement to Uncommitted Master Note Facility (the “TIAA Supplement” and, together with the AIG Supplement, the “Supplements”) with Teachers Insurance and Annuity Association of America (“TIAA”) in connection with the private placement of $25 million aggregate principal amount of its 4.32% senior unsecured notes, due September 26, 2030 (the “Series B Notes” and, together with the Series A Notes, the “Notes”) pursuant to that certain Uncommitted Master Note Facility dated as of August 3, 2017 (the “TIAA Master Note Facility” and, together with the AIG Master Note Facility, the “Master Note Facilities” and each a “Master Note Facility”), among the Operating Partnership, the Company and TIAA.

The Notes bear interest at an annual fixed rate of 4.32% and mature on September 26, 2030. Interest is payable semi-annually on September 30th and March 31st of each year, beginning on March 31, 2019. The Notes are guaranteed by the Company.

The Operating Partnership may at any time prepay the Notes, in whole or in part, in an amount not less than 10% of the aggregate principal amount of the applicable Notes then outstanding, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium. In the event of a Change in Control (as defined in the applicable Master Note Facility), the Operating Partnership is required to offer to prepay the applicable Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Master Note Facilities contain customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company, Operating Partnership and its subsidiaries with respect to incurrence of indebtedness, disposition of assets, mergers and transactions with affiliates. The Master Note Facilities contain customary events of default with customary grace periods, as applicable. The Operating Partnership may use the proceeds from the sale of the Notes to repay amounts outstanding on an existing credit facility and for general corporate purposes.

The Notes are being sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

The foregoing description of the Supplements and the Master Note Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplements and the Master Note Facilities. The Company will file a copy of each of the Supplements with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018. Copies of each of the Master Note Facilities were filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2018, the Company issued a press release announcing the private placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference. Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of any such website address in this Current Report on Form 8-K by incorporation by reference of the press release is as an inactive textual reference only.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press release, dated September 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Clayton R. Thelen
		Name:	Clayton R. Thelen
		Title:	Chief Financial Officer and Secretary

Date: September 27, 2018